WHITE & CASE LLP




December 17, 1998

BY HAND

Newmont Mining Corporation
1700 Lincoln Street
Denver, Colorado  80203

Attn:

Re:  Newmont Mining Corporation
     2,000,000
     Shares of Common Stock
--------------------------------------


Dear Sirs:

      We are familiar with the proceedings taken and proposed to be taken by Newmont Mining Corporation, a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of 2,000,000 shares of its common stock, $1.60 par value (the "Common Stock"), issuable pursuant to the Newmont Retirement Savings Plan (Non-Union) and the Newmont Retirement Savings Plan for Hourly-Rated Employees (collectively, the "Plans").

      We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinion expressed herein.

      Based on the foregoing, it is our opinion that the issuance of the 2,000,000 shares of Common Stock referred to above have been duly authorized by the Company and, to the extent that shares of Common Stock are either (1) issued by the Company to the Plans as part of the Company's contribution under the Plan or (2) sold by the Company to the Plans as contemplated thereby, the shares of Common Stock when issued and when the purchase price thereof, if any, is paid for in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable shares of Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                    Very truly yours,




                                    /s/ White & Case LLP

MSB:JMC